THE 1993 POLAROID STOCK INCENTIVE PLAN

                        TABLE OF CONTENTS


ARTICLE I      DEFINITIONS
     1.01      Award . . . . . . . . . . . . . . . . . . . . .(1)
     1.02      Board or Board of Directors . . . . . . . . . .(1)
     1.03      Code. . . . . . . . . . . . . . . . . . . . . .(1)
     1.04      Committee . . . . . . . . . . . . . . . . . . .(2)
     1.05      Company . . . . . . . . . . . . . . . . . . . .(2)
     1.06      Disinterested Person. . . . . . . . . . . . . .(2)
     1.07      Exchange Act. . . . . . . . . . . . . . . . . .(2)
     1.08      Fair Market Value . . . . . . . . . . . . . . .(2)
     1.09      Incentive Stock Option. . . . . . . . . . . . .(2)
     1.10      Nonstatutory Stock Option . . . . . . . . . . .(2)
     1.11      Option. . . . . . . . . . . . . . . . . . . . .(2)
     1.12      Option Price. . . . . . . . . . . . . . . . . .(2)
     1.13      Participant . . . . . . . . . . . . . . . . . .(3)
     1.14      Plan. . . . . . . . . . . . . . . . . . . . . .(3)
     1.15      Restricted Stock Awards . . . . . . . . . . . .(3)
     1.16      Securities Act. . . . . . . . . . . . . . . . .(3)
     1.17      Stock . . . . . . . . . . . . . . . . . . . . .(3)
     1.18      Stock Appreciation Right. . . . . . . . . . . .(3)
     1.19      Stock Incentive Agreement or Agreement. . . . .(4)
     1.20      Subsidiary. . . . . . . . . . . . . . . . . . .(4)

ARTICLE II     PARTICIPATION
     2.01      Participation . . . . . . . . . . . . . . . . .(4)

ARTICLE III    SHARES OF STOCK SUBJECT TO THE PLAN
     3.01      Limitations . . . . . . . . . . . . . . . . . .(4)
     3.02      Availability of Shares Once Issued Under the
                 Plan. . . . . . . . . . . . . . . . . . . . .(5)
     3.03      Adjustments To Grants Once Issued . . . . . . .(5)
     3.04      Grants and Agreement. . . . . . . . . . . . . .(6)

ARTICLE IV     OPTIONS
     4.01      Option Exercise . . . . . . . . . . . . . . . .(6)
     4.02      Nonstatutory Stock Options. . . . . . . . . . .(6)
     4.03      Vesting of Options. . . . . . . . . . . . . . .(6)

ARTICLE V      INCENTIVE STOCK OPTIONS
     5.01      General . . . . . . . . . . . . . . . . . . . .(7)

ARTICLE VI     STOCK APPRECIATION RIGHTS
     6.01      Grant and Exercise of Stock Appreciation
                 Rights. . . . . . . . . . . . . . . . . . . .(7)
     6.02      Terms and Conditions of Stock Appreciation
                 Rights. . . . . . . . . . . . . . . . . . . .(8)

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ARTICLE VII    RESTRICTED STOCK AWARDS
     7.01      Agreement . . . . . . . . . . . . . . . . . . .(8)
     7.02      Rights as a Shareholder . . . . . . . . . . . .(8)
     7.03      Restrictions. . . . . . . . . . . . . . . . . .(9)
     7.04      Vesting of Restricted Stock . . . . . . . . . .(9)

ARTICLE VIII   STOCK CERTIFICATES
     8.01      Stock Certificates. . . . . . . . . . . . . . (10)

ARTICLE IX     DIVIDENDS
     9.01      Dividends . . . . . . . . . . . . . . . . . . (10)

ARTICLE X      PLAN ADMINISTRATION
     10.01     Plan Administration . . . . . . . . . . . . . (11)

ARTICLE XI     MISCELLANEOUS PROVISIONS
     11.01     Applicable Law. . . . . . . . . . . . . . . . (12)
     11.02     Expenses. . . . . . . . . . . . . . . . . . . (12)
     11.03     Gender and Number . . . . . . . . . . . . . . (12)
     11.04     Headings Not Part of the Plan . . . . . . . . (12)
     11.05     Indemnification . . . . . . . . . . . . . . . (12)
     11.06     Limitation of Rights. . . . . . . . . . . . . (12)
     11.07     No Distribution Until Compliance with Legal
                 Requirements. . . . . . . . . . . . . . . . (13)
     11.08     Timing of Grants. . . . . . . . . . . . . . . (13)
     11.09     Non-Assignability . . . . . . . . . . . . . . (13)
     11.10     Nontransferability. . . . . . . . . . . . . . (13)
     11.11     Other Compensation Plans. . . . . . . . . . . (13)
     11.12     Plan Binding on Successors. . . . . . . . . . (14)
     11.13     Tax Withholding . . . . . . . . . . . . . . . (14)
     11.14     Non-Contravention of Securities Laws. . . . . (14)
     11.15     Unenforceability of a Particular Provision. . (15)

ARTICLE XII    CHANGE OF CONTROL
     12.01     Acceleration. . . . . . . . . . . . . . . . . (15)
     12.02     Special Rights. . . . . . . . . . . . . . . . (15)
     12.03     Limitation on Special Rights. . . . . . . . . (17)
     12.04     Termination of Participant; Modification of
                 the Plan. . . . . . . . . . . . . . . . . . (17)
     12.05     Event Price . . . . . . . . . . . . . . . . . (18)
     12.06     Trigger Date. . . . . . . . . . . . . . . . . (19)
     12.07     1990 Plan Options . . . . . . . . . . . . . . (19)

ARTICLE XIII   PERMANENCY OF THE PLAN AND PLAN TERMINATION
     13.01     Effective Date. . . . . . . . . . . . . . . . (19)
     13.02     Termination, Amendment, and Modification of
                 the Plan. . . . . . . . . . . . . . . . . . (19)


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                                  Document Control No.:  STK-93-1








             THE 1993 POLAROID STOCK INCENTIVE PLAN







                      POLAROID CORPORATION


                    Cambridge, Massachusetts




                     Effective May 11, 1993




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              THE 1993 POLAROID STOCK INCENTIVE PLAN

     The purpose of the Plan is to advance the interests of the Company and its shareholders by affording officers and other key employees and former officers and other key employees of the Company and its Subsidiaries an opportunity to increase their proprietary interest in the Company by the grant of Awards to such employees under the terms set forth herein. The Company seeks to motivate present employees as well as attract highly competent individuals whose judgement, initiative, leadership, and continued effort contribute to the success of the Company and its Subsidiaries. The Company believes that this Plan can give an incentive to managers to increase revenues and profits.

                            ARTICLE I
                           DEFINITIONS

1.01 Award. Award shall mean an incentive award granted under the Plan, whether in the form of Options, Stock Appreciation Rights, Restricted Stock or any other form of consideration (which may provide for settlement in shares of Stock, cash and/or a combination thereof) determined by the Committee to be consistent with the purposes of the Plan, including but not limited to restricted units, phantom stock, performance awards, performance units, performance shares, stock appreciation shares, limited stock appreciation rights, stock acquisition rights, valuation protection rights, reload options or any other type of award or combination or derivative of various types of awards.

1.02 Board or Board of Directors. Board or Board of Directors shall mean the Board of Directors of the Company.

1.03 Code. Code shall mean the Internal Revenue Code of 1986, as amended, unless otherwise specifically provided herein.

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1.04      Committee.  Committee shall mean a Committee of the Board
          consisting of members of the Board of Directors who are Disinterested Persons.

1.05 Company. Company shall mean Polaroid Corporation, a Delaware corporation, and any successor thereof.

1.06 Disinterested Person. Disinterested Person shall have the meaning set forth in Rule 16b-3(c)(2)(i) promulgated under the Exchange Act.

1.07 Exchange Act. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

1.08 Fair Market Value. Fair Market Value of the Stock shall mean the last sale price at which Stock is traded on any given date or, if no Stock is traded on such date, the most recent prior date on which Stock was traded, as reflected in the New York Stock Exchange Composite Transactions Index.

1.09 Incentive Stock Option. Incentive Stock Option shall have the meaning given to it by Section 422 of the Code and as further defined in Article V hereof.

1.10 Nonstatutory Stock Option. Nonstatutory Stock Option shall mean any Option granted by the Company pursuant to this Plan which is not an Incentive Stock Option.

1.11 Option. Option shall mean an option granted by the Company to purchase Stock pursuant to the provisions of this Plan and the Agreement executed pursuant hereto.

1.12 Option Price. Option Price shall mean the price per share of Stock purchasable under an Option. The Option Price shall be determined by the Committee at the time of grant but, in the case

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          of an Incentive Stock Option, shall not be less than the Fair
          Market Value on the date of grant.

1.13 Participant. Participant shall mean an employee or former employee of the Company or one of its Subsidiaries who has received an Award granted by the Committee hereunder.

1.14      Plan.  Plan shall mean the 1993 Polaroid Stock Incentive Plan.

1.15 Restricted Stock Awards. A Restricted Stock Award shall mean a grant made by the Committee entitling the Participant to acquire, at no cost or for a purchase price determined by the Committee at the time of grant, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock").

1.16 Securities Act. Securities Act shall mean the Securities Act of 1933, as amended from time to time.

1.17 Stock. Stock shall mean common stock, par value $1 per share, issued by the Company.

1.18 Stock Appreciation Right. A Stock Appreciation Right shall mean a grant entitling the Participant to receive an amount in cash or shares of Stock or a combination thereof having a value equal to (or if the Committee shall so determine at the time of a grant, less than) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the Option Price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having sole discretion to determine the form of payment. A Stock Appreciation Right is further defined in
          Article VI hereof.

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1.19      Stock Incentive Agreement or Agreement.  Stock Incentive
          Agreement or Agreement shall mean the agreement as described in
          Section 3.04 of the Plan between the Company and the Participant under which such Participant receives an Award pursuant to this Plan.

1.20 Subsidiary. Subsidiary shall mean any corporation of which more than fifty percent of the outstanding shares of voting stock are beneficially owned directly or indirectly by the Company.

                                ARTICLE II
                               PARTICIPATION

2.01 Participation. A grant under this Plan may be made by the Committee to:
          (A) Any officer or other key employee of the Company or a Subsidiary; or,
          (B) Any former officer or other key employee of the Company or Subsidiary whose employment ceased during the twelve months immediately preceding the date of such grant.

                                ARTICLE III
                    SHARES OF STOCK SUBJECT TO THE PLAN

3.01      Limitations.
          (A)  Subject to adjustments pursuant to the provisions of Section
               3.03 hereof, the number of shares of Stock or Stock equivalents which may be granted hereunder to Participants under all forms of Awards shall not exceed 3,000,000 shares plus the number of shares available for grant under the Polaroid Stock Incentive Plan approved by the Company's shareholders in 1990 (the "1990 Plan"), as of the date of approval of this Plan by the Company's stockholders (the "Approval Date"), plus the number of shares that become available under the 1990 Plan after the Approval Date due to the lapse, termination or forfeiture of grants under the 1990 Plan, including shares issued in lieu of or upon

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               reinvestment of dividends arising from grants.  No grants
               will be made under the 1990 Plan after the Approval Date.
          (B) For purposes of this Section 3.01, the shares of Stock that shall be counted toward such limitation shall include all
               Stock:
               (1) Issued or issuable pursuant to Options that have been or may be exercised;
               (2) Subject to Stock Appreciation Rights that have been or may be exercised (other than Stock Appreciation Rights granted in tandem with outstanding Options or any limited stock appreciation rights deemed to be granted pursuant to Article XII); and,
               (3)  Issued as, or subject to issuance as Restricted Stock.
          (C) Shares of Stock subject to grants under this Plan shall be authorized and unissued shares of Stock or treasury stock.

3.02 Availability of Shares Once Issued Under the Plan. Once grants of Awards have lapsed, terminated or have been forfeited, the Committee shall have the sole discretion to issue a new grant to any Participant, covering the number of shares to which such lapsed, terminated or forfeited grant related, provided that the Participant has received no monetary benefits of ownership therefrom, such as dividends.

3.03 Adjustments To Grants Once Issued. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, the Committee shall make such corresponding adjustments, if any, as deemed appropriate in its sole discretion. The Committee may adjust the number and kind of shares which may be granted under the Plan, the maximum number and kind of shares which may be granted to any one eligible

          Participant, and the number, the Option Price, and the kind of shares or property subject to each outstanding grant.

3.04 Grants and Agreement. Each grant of an Award under this Plan shall be evidenced by a written Stock Incentive Agreement dated as of the date of the grant and executed by the Company and the Participant. This Agreement shall set forth the terms and conditions of such Award, as may be determined by the Committee consistent with this Plan, and if such Agreement relates to the grant of an Option, shall indicate whether the Option that it evidences, if applicable, is intended to be an Incentive Stock Option or a Nonstatutory Stock Option.

                                ARTICLE IV
                                  OPTIONS

4.01 Option Exercise. Subject to Federal and State statutes then applicable, the terms and procedures by which an Option may be exercised shall be set forth in the Participant's Agreement or in procedures established by the Committee. The Committee may permit payment of the Option Price to be made through the tender of cash or securities, the withholding of Stock or cash to be received through Awards, or any other arrangement satisfactory to the Committee.

4.02 Nonstatutory Stock Options. The Committee may grant Nonstatutory Stock Options under this Plan. Such Nonstatutory Stock Options must comply with all requirements of this Plan except for those contained in Article V, Article VI, and Article VII hereof.

4.03 Vesting of Options. The Stock Incentive Agreement shall specify the date or dates on which the Participant may begin to exercise all or a portion of his Option. Subsequent to such date or dates, the option shall be deemed "vested." Notwithstanding the terms of any Stock Incentive Agreement, the Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the grant.
               A Participant's subsequent transfer or disposition of any Stock secured through the grant shall be subject to any Federal and State laws then applicable, specifically securities laws.

                                 ARTICLE V
                          INCENTIVE STOCK OPTIONS

5.01 General. All Incentive Stock Options shall comply with all of the restrictions and limitations set forth in Section 422 of the Code and this Article. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Nonstatutory Stock Option.

                                ARTICLE VI
                         STOCK APPRECIATION RIGHTS

6.01 Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted to Participants by the Committee in tandem with, or independently of, any Option granted pursuant to Article IV or Article V of this Plan. In the case of a Stock Appreciation Right granted in tandem with a Nonstatutory Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Nonstatutory Stock Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.
               A Stock Appreciation Right, or applicable portion thereof granted in tandem with an Option, shall terminate and no longer be exercisable upon the termination or exercise of the related Option. However, if a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Option, such Stock Appreciation Right shall terminate only if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by such Stock Appreciation Right.

6.02 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee and embodied in the Agreements and in procedures established by the Committee. The Committee at any time may accelerate the exercisability of any Stock Appreciation Right and otherwise waive or amend any conditions of the grant of a Stock Appreciation Right.

                                ARTICLE VII
                          RESTRICTED STOCK AWARDS

7.01 Agreement. If the purchase of Restricted Stock is required by the Agreement, a Participant who is granted a Restricted Stock Award shall not have any rights with respect to such grant unless the Participant shall have accepted the grant within 60 days (or such shorter time as the Committee may specify) following the date of the grant by making payment to the Company by certified or bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the grant and by executing and delivering to the Company an Agreement in such form as the Committee shall determine.

7.02 Rights as a Shareholder. After the Restricted Stock has been recorded in the stock ledger of the Company and:
          (A) Upon complying with Section 7.01 above, if the purchase of Restricted Stock is required by the Agreement; or,
          (B) Immediately, if no purchase of Restricted Stock is required by the Agreement, a Participant shall have all the rights of a shareholder with respect to such Restricted Stock including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section and
          Section 7.03, and subject to such other conditions (including but not limited to condition on voting and dividend rights) as are contained in the Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7.04 below and the Agreement.

7.03 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein. Restrictions on shares of Restricted Stock shall be set forth in a Stock Incentive Agreement and may include such vesting restrictions as the Committee shall determine, including but not limited to restrictions related to timing, profitability of the Company, and growth of the share price. In the event of a Participant's termination of employment with the Company and its Subsidiaries for any reason (including death) prior to the date shares of Restricted Stock awarded to such Participant become vested, the Company shall have the right, at the discretion of the Committee, to repurchase such shares at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from such Participant or Participant's legal representative.

7.04 Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the restrictions imposed upon the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the grant. A Participant may transfer or dispose of any Restricted Stock that has vested, subject to any Federal and State laws then applicable, specifically securities laws.

                               ARTICLE VIII
                            STOCK CERTIFICATES

8.01 Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock under this Plan or of any portion thereof prior to fulfillment of all of the following conditions:
          (A) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;
          (B) The completion of any registration or other qualification of such shares under any Federal or State law, under the rulings or regulations of the Securities and Exchange Commission, or under any other governmental regulatory agency which the Committee shall in its sole discretion determine to be necessary or advisable;
          (C) The obtaining of any approval or other clearance from any Federal or State governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and,
          (D) The lapse of such reasonable period of time following the exercise of the grant as the Committee from time to time may establish for reasons of administrative convenience.
          If these conditions are not satisfied, the employee may lose his rights to such Stock as determined by the Committee.

                                ARTICLE IX
                                 DIVIDENDS

9.01 Dividends. At the time of each grant of an Award the Committee may, in its sole discretion, determine whether the grant shall provide a dividend or a dividend equivalent and the terms and conditions under which any such dividend or dividend equivalent is to be provided, including but not limited to permitting or requiring immediate payment, deferral or investment of dividends or dividend equivalents.

                                 ARTICLE X
                            PLAN ADMINISTRATION

10.01 Plan Administration. The Plan and all Agreements shall be administered, and all grants under this Plan shall be awarded, by the Committee. The Committee shall have full authority and absolute sole discretion:
          (A) To determine, consistent with the provisions of this Plan, which of the employees shall be granted Awards; the form and terms of such Awards; the timing of such grants; the number of shares subject to each Award and the Option Price of Stock covered by each Option (if applicable); and the period over which the Awards shall become and remain exercisable (if applicable);
          (B)  To construe and interpret the Plan and the Agreements;
          (C) To determine the terms and provisions of each respective Stock Incentive Agreement, which need not be identical;
          (D) To make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan;
          (E) To adopt, alter, and repeal such rules, guidelines, and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;
          (F) To interpret the terms and provisions of the Plan and any grant (including related Agreements);
          (G) To make all determinations it deems advisable for the administration of the Plan;
          (H)  To decide all disputes arising in connection with the Plan;
               and,
          (I)  To otherwise supervise the administration of the Plan.

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                                ARTICLE XI
                         MISCELLANEOUS PROVISIONS

11.01 Applicable Law. To the extent that state law shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Delaware.

11.02 Expenses. The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.

11.03 Gender and Number. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

11.04 Headings Not Part of the Plan. Headings of Articles and Sections are inserted for convenience and reference; they constitute no part of this Plan.

11.05 Indemnification. No member of the Board of Directors or the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board of Directors or the Committee be liable for any Agreement issued pursuant to this Plan or any grants under this Plan. Each member of the Board of Directors and the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

11.06 Limitation of Rights. Neither the adoption and maintenance of the Plan or Agreement nor anything contained herein, with respect to any Participant, shall be deemed to:
          (A) Limit the right of the Company or any Subsidiary to discharge or discipline any such person, or otherwise terminate or modify the terms of his employment; or,

          (B) Create any contract or other right or interest under the Plan, or in any funds hereunder, other than as specifically provided in the Plan and the Agreement.

11.07 No Distribution Until Compliance with Legal Requirements. The Committee may require each Participant acquiring shares pursuant to a grant to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof.
               No shares of Stock shall be issued pursuant to a grant until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and grants as it deems appropriate.

11.08 Timing of Grants. All Awards granted under this Plan shall be granted on or prior to May 31, 1997.

11.09 Non-Assignability. A Participant's interest under this Plan shall not be subject at any time, or in any manner, to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind and any attempt to deliver, sell, transfer, assign, pledge, attach, garnish or otherwise encumber such interest shall be void and any interest so encumbered will terminate.

11.10 Nontransferability. An Award shall not be transferable by the Participant other than by will or the laws of descent and distribution. During the lifetime of the Participant, such Award shall be exercisable or perfected only by the Participant in accordance with the terms of this Plan and the Agreement.

11.11 Other Compensation Plans. The adoption of the Plan shall not affect any other existing or future incentive or compensation plans for directors, officers or employees of the Company or its

          Subsidiaries. Moreover, the adoption of this Plan shall not preclude the Company or its Subsidiaries from:
          (A) Establishing any other forms of incentive or other compensation for directors, officers or employees of the Company or its Subsidiaries; or,
          (B) Assuming any forms of incentives or other compensation of any person or entity in connection with the acquisition of the business or assets, in whole or in part, of any person or entity.

11.12 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

11.13 Tax Withholding. Each Participant shall, no later than the date as of which the value of a grant or of any Stock or other amount received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, State, or local taxes of any kind required by law to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or securities, the withholding of Stock or cash to be received through Awards or any other arrangement satisfactory to the Committee. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

11.14 Non-Contravention of Securities Laws. Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

11.15 Unenforceability of a Particular Provision. The unenforceability of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such unenforceable provision were omitted.

                                ARTICLE XII
                             CHANGE OF CONTROL

12.01 Acceleration. Unless the Committee shall otherwise expressly provide in the Agreement relating to an Award:
          (A) Upon the occurrence of a Trigger Date (as hereinafter defined):
               (1) In the case of Options and Stock Appreciation Rights, each such Option and Stock Appreciation Right shall automatically become fully exercisable;
               (2) Restrictions and conditions applicable to Restricted Stock shall automatically be deemed waived, and the recipients of such grants shall become entitled to receipt of the Stock subject to such grants; and,
               (3) In the case of any other Award, the occurrence of such Trigger Date shall have such effect on such Award as may be provided in the Agreement related thereto or in the Committee's procedures; and,
          (B) The Committee may at any time accelerate the exercisability of any Awards (if applicable) and may waive restrictions and conditions on Awards (if applicable) to the extent it shall in its sole discretion determine.

12.02 Special Rights. Anything in this Plan and the 1990 Plan to the contrary notwithstanding, but subject to Section 12.03, during the 90-day period from and after a Trigger Date (the "Change of Control Exercise Period") a Participant (other than a Participant who initiated the event that resulted in the occurrence of such Trigger Date in a capacity other than as an officer or director of the Company) shall have the following rights, unless the

          Committee shall otherwise expressly provide in the Agreement relating to an Award:
          (A) With respect to any Option or 1990 Plan Option (or portion thereof) granted to such Participant and unaccompanied by a Stock Appreciation Right, such Participant shall have the right (by giving written notice to the Company) to elect (within the Change of Control Exercise Period) to surrender all or a portion of such Option or 1990 Plan Option (as the case may be) to the Company and to receive in cash, for each share of Stock in respect of which such Option or 1990 Plan Option (as the case may be) is surrendered, an amount equal to the amount by which the Event Price exceeds the Option Price (as such term is defined in the 1990 Plan in the case of a 1990 Plan Option) for such share;
          (B) With respect to any Stock Appreciation Right granted to such Participant, such Participant shall have the right (by giving written notice to the Company) to elect (within the Change of Control Exercise Period) to surrender such Stock Appreciation Right to the Company and to receive in cash an amount equal to the amount such Participant would have received if such Stock Appreciation Right had been exercised and the Fair Market Value of a share of Stock on the date of exercise had been the Event Price;
          (C) With respect to any Restricted Stock granted to such Participant in respect of which such Participant has paid the required purchase price (if any), such Participant shall have the right (by giving written notice to the Company) to elect (within the Change of Control Exercise Period) to surrender all or a portion of such Restricted Stock to the Company and receive in lieu thereof a cash payment equal to the Event Price for each share of Restricted Stock so surrendered; and,
          (D) With respect to any other type of Award granted to such Participant, such Participant shall have the right to take such action or make such election as may be permitted upon a

               Trigger Date in the Agreement relating to such Award or in the Committee's procedures.

12.03 Limitation on Special Rights. If a Participant is subject to the restrictions of Section 16(b) of the Exchange Act and has been granted (or is deemed to have been granted) an Award under this Plan during the six months prior to a Trigger Date, then the Change of Control Exercise Period referred to in Section 12.02 shall, in respect of such Award, begin on the Trigger Date and end 90 days after the date six months after the later of the Approval Date or the date such Award was granted. If a Trigger Date occurs prior to six months after the Approval Date, then the Change of Control Exercise Period referred to in Section 12.02 shall, in respect of 1990 Plan Options, begin on the Trigger Date and end 90 days after the date six months after the Approval Date. The Committee may at any time prior to the occurrence of a Trigger Date provide that any or all of the exercises, surrenders, elections and other actions that may be taken by Participants pursuant to Section 12.02 shall occur automatically with respect to Participants (or particular categories of Participants) subject to Section 16(b) of the Exchange Act.

12.04 Termination of Participant; Modification of the Plan. The rights of a Participant under Section 12.02 with respect to Awards or 1990 Plan Options, may be exercised during the Change of Control Exercise Period referred to therein (or, if applicable, in Section 12.03) notwithstanding the termination of the Participant's employment by the Company, unless provided otherwise in the Agreement relating to such Award. Anything in this Plan to the contrary notwithstanding, no termination, amendment or modification of this Plan after the occurrence of a Trigger Date shall in any manner adversely affect any Participant's rights under this Article XII in respect of such Trigger Date without the written consent of the affected Participant.

12.05 Event Price. In connection with a Trigger Date and an exercise, surrender, election or other action contemplated by Section 12.02 with respect to an Award or a 1990 Plan Option, Event Price shall mean a price per share of Stock equal to the higher of:
          (A) The highest Fair Market Value of the Stock during the period beginning 90 days prior to such Trigger Date and ending on and including the last trading day prior to such exercise, surrender, election or other action; or,
          (B) Whichever of the following is applicable (or the highest if more than one is applicable):
               (1) The highest per share price paid or to be paid in any tender or exchange offer which is in effect at any time during such period referred to in clause (A);
               (2) The fixed or formula price for the acquisition of shares of Stock in a merger or similar agreement approved by the Company's stockholders or the Board, if such price is determinable on the date of such exercise, surrender, election or other action; and/or,
               (3) The highest price per share paid or to be paid to any stockholder of the Company in a transaction or group of transactions (including any tender or exchange offer) giving rise to the occurrence of such Trigger Date;
          provided, however, that a Participant may at the time of an election pursuant to Section 12.02 request that certain of the foregoing parameters be disregarded (which may include shortening applicable time periods) in determining the Event Price applicable to one or more of the Awards held by such Participant, so long as disregarding such parameters does not increase the Event Price.
               Any securities or property which are part or all of the consideration paid or to be paid for shares of Stock in connection with any event contemplated by clauses (B) (1), (2), and (3) above shall be valued in determining the Event Price at the higher of (x) the valuation placed on such securities or property by the person or entity which paid or is to pay such price or (y) the valuation placed on such securities or property by the Committee.

12.06 Trigger Date. Trigger Date shall have the meaning assigned to such term in the Polaroid Extended Severance Plan adopted by the Company effective July 28, 1987 and amended from time to time, and as it may be further amended from time to time.

12.07 1990 Plan Options. 1990 Plan Options shall mean "Options", as such term is defined in the 1990 Plan.

                               ARTICLE XIII
                PERMANENCY OF THE PLAN AND PLAN TERMINATION

13.01 Effective Date. This Plan became effective as of May 11, 1993, upon a resolution by the Board of Directors for its adoption, subject to the approval of the shareholders within 1993.

13.02 Termination, Amendment, and Modification of the Plan. The Board of Directors may at any time terminate or suspend, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board of Directors without approval of the shareholders of the Company may increase the total number of shares of Stock subject to the Plan except as contemplated in Section 3.03 hereof.

     IN WITNESS WHEREOF, this Plan is hereby adopted effective May 11, 1993 and executed this 1st day of June, 1993.


Attest:                                 POLAROID CORPORATION

RICHARD F. deLIMA                       By:  I. M. BOOTH
    Secretary                                Chief Executive Officer